KKR REAL ESTATE FINANCE TRUST INC. REPORTS
THIRD QUARTER 2019 FINANCIAL RESULTS

New York, NY, October 30, 2019 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the quarter ended September 30, 2019.

Reported net income attributable to common stockholders of $23.6 million, or $0.41 per basic and diluted share of common stock, for the three months ended September 30, 2019, compared to net income attributable to common stockholders of $17.4 million or $0.30 per basic and diluted share of common stock for the three months ended June 30, 2019.

Reported Net Core Earnings of $25.0 million, or $0.43 per basic and diluted share of common stock, for the three months ended September 30, 2019, compared to Net Core Earnings of $20.5 million, or $0.36 per basic and diluted share of common stock for the three months ended June 30, 2019.

Third Quarter 2019 Highlights

•
Committed and initially funded $484.0 million and $375.3 million, respectively, to four new floating-rate senior loans. Funded an additional $96.4 million for loans closed prior to the third quarter. Loan commitments over the last twelve months totaled $3,268.2 million.

•	Received approximately $193.5 million from the repayment of loans.

•
Current portfolio of $5.2 billion, the highest funded balance to date for the Company, is 100% performing and 99% floating-rate with a weighted average loan-to-value ratio ("LTV") of 67% as of September 30, 2019. Current portfolio increased 54% over the third quarter of 2018 and 5% since June 30, 2019.

•
Sold our remaining direct CMBS B-Piece investments for $9.8 million. This sale represents the full exit from our 2015 and 2016 vintage direct B-piece investments and results in a gross realized IRR of 18.8% for the entire direct B-piece portfolio over the investment period.

•	Book value was $1,122.0 million or $19.54 per share as of September 30, 2019, consistent with June 30, 2019.

Chris Lee and Matt Salem, Co-Chief Executive Officers of KREF, stated: “The second half of 2019 is off to a great start. The increase in our GAAP and Net Core Earnings on a gross and per share basis reflects our fully deployed earnings potential, the benefit of in the money LIBOR floors and our differentiated liability structure. Despite the competitive market environment, we continue to benefit from our strong competitive position, existing relationships and brand awareness. Our loan originations are consistent with the quality and risk profile of our existing portfolio. We believe we have built a defensive portfolio, focused on capital preservation with institutional quality real estate, owned by high-quality sponsors in the most liquid markets.”

Third Quarter 2019 Investment Activity
Loan Originations
The Company committed capital to the following floating-rate senior loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Chicago, IL	Office	July 2019	$170,000	$119,100	L + 3.3%	August 2024	59%
Senior Loan, Atlanta, GA	Multifamily	August 2019	61,500	61,500	L + 3.0	August 2024	74
Senior Loan, Denver, CO	Multifamily	August 2019	185,000	127,155	L + 2.8	September 2024	64
Senior Loan, Austin, TX	Multifamily	September 2019	67,500	67,500	L + 2.5	October 2024	75
Total/Weighted Average			$484,000	$375,255	L + 2.9%		66%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The weighted average underwritten internal rate of return ("IRR") of all loans originated in the third quarter was 12.9%.
Funding of Previously Closed Loans
The Company funded approximately $96.4 million for loans closed prior to the quarter end.
Loan Repayments

The Company received approximately $193.5 million from loan repayments.

Quarter End Portfolio Summary
The following table sets forth certain information regarding the Company’s portfolio at September 30, 2019 ($ in millions):

Investment	Committed Principal Amount	Current Carrying Value	Max Remaining Term (Years)(B)(C)	Weighted Average LTV(B)
Senior Loans(A)	$5,737.2	$5,071.5	4.0	67%
Mezzanine Loan	5.5	5.5	5.8	73
CMBS B-Pieces(D)	40.0	35.7	9.8	58
Total/Weighted Average	$5,782.7	$5,112.7	4.1	67%

(A)
Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio and excludes pari passu loan syndications.

(B)	Weighted average is weighted by current principal amount for our senior and mezzanine loans and by net equity for our CMBS B-Piece investments through an aggregator vehicle.

(C)	Max remaining term (years) assumes all extension options are exercised, if applicable.

(D)	Represents a $35.7 million investment in an aggregator vehicle that invests in CMBS B-Pieces.

Portfolio Performance
As of September 30, 2019, the average risk rating of the Company's portfolio was 2.9 (Average Risk), weighted by total loan exposure, with 100% of the total loan portfolio rated 3 (Average Risk) or better by KKR Real Estate Finance Manager LLC (our "Manager") as compared to 2.8 (Average Risk) as of June 30, 2019. As of September 30, 2019, no investments were rated 4 (High Risk/Potential for Loss) or 5 (Impaired/Loss Likely).

Non-GAAP Financial Measures

Reconciliation of Core Earnings and Net Core Earnings to Net Income Attributable to Common Stockholders
The table below reconciles Core Earnings and Net Core Earnings and related diluted per share amounts to net income attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended September 30, 2019 and June 30, 2019 and the three months ended September 30, 2019 and 2018 ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share	Three Months Ended	Per Diluted Share
	September 30, 2019		June 30, 2019
Net Income Attributable to Common Stockholders	$23,617	$0.41	$17,381	$0.30
Adjustments
Non-cash equity compensation expense	1,040	0.02	1,043	0.02
Incentive compensation to affiliate	—	—	1,145	0.02
Unrealized (gains) or losses(A)	71	—	1,979	0.03
Non-cash convertible notes discount amortization	91	—	90	—
Reversal of previously unrealized loss now realized(B)	191	—	—	—
Core Earnings	$25,010	$0.43	$21,638	$0.38
Incentive compensation to affiliate	—	—	1,145	0.02
Net Core Earnings	$25,010	$0.43	$20,493	$0.36
Weighted average number of shares of common stock outstanding, diluted	57,549,066		57,507,219

(A)
Includes $0.1 million non-cash redemption value adjustment of our Special Non-Voting Preferred Stock for the three months ended September 30, 2019. Includes ($0.2) million non-cash redemption value adjustment of our Special Non-Voting Preferred Stock and $2.2 million of unrealized loss on junior-most bonds of CMBS ("CMBS B-Pieces") for the three months ended June 30, 2019.

(B)
Represents the add back of $0.4 million GAAP net loss recognized during the three months ended September 30, 2019, offset by $0.2 million of loss representing the difference between cost and sales proceeds.

	Three Months Ended	Per Diluted Share	Three Months Ended	Per Diluted Share
	September 30, 2019		September 30, 2018
Net Income Attributable to Common Stockholders	$23,617	$0.41	$20,821	$0.37
Adjustments
Non-cash equity compensation expense	1,040	0.02	295	0.01
Incentive compensation to affiliate	—	—	3,286	0.06
Unrealized (gains) or losses(A)	71	—	205	—
Non-cash convertible notes discount amortization	91	—	91	—
Reversal of previously unrealized loss now realized(B)	191	—	—	—
Core Earnings	$25,010	$0.43	$24,698	$0.44
Incentive compensation to affiliate	—	—	3,286	0.06
Net Core Earnings	$25,010	$0.43	$21,412	$0.38
Weighted average number of shares of common stock outstanding, diluted	57,549,066		55,921,655

(A)	Includes $0.1 million non-cash redemption value adjustment of our Special Non-Voting Preferred Stock for the three months ended September 30, 2019.

(B)
Represents the add back of $0.4 million GAAP net loss recognized during the three months ended September 30, 2019, offset by $0.2 million of loss representing the difference between cost and sales proceeds.

Book Value

The Company’s book value per share of common stock was $19.54 at September 30, 2019, as compared to book value per share of common stock of $19.54 at June 30, 2019 and $19.66 at December 31, 2018.

Book value per share as of September 30, 2019 includes the year to date impact of a $0.7 million, or $0.01 per common share, non-cash redemption value adjustment to our redeemable Special Non-Voting Preferred Stock (“SNVPS”), resulting in a cumulative (since issuance of the SNVPS) decrease of $2.1 million to our book value (“SNVPS Cumulative Impact”) as of September 30, 2019. Upon redemption of the SNVPS, our book value will increase as a result of a one-time gain, thus substantially eliminating the SNVPS Cumulative Impact on our book value. See Note 9 - Equity, to our condensed consolidated financial statements within our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, for detailed discussion of the SNVPS.

During the fourth quarter of 2019, we expect to recognize a decrease of approximately $0.4 million to the redemption value of our SNVPS and a corresponding increase to our book value. This change is due to the fact that we did not incur incentive compensation during the three months ended September 30, 2019. The non-cash redemption value adjustment will increase our fourth quarter Net Income Attributable to Common Stockholders (in accordance with GAAP) and will be deducted for Core Earnings.

Subsequent Events

The following events occurred subsequent to September 30, 2019:

Investing Activities

The Company originated the following senior loan:

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, State College, PA	Student Housing	October 2019	$93,354	$69,225	L + 2.7%	November 2024	64%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

Funding of Previously Closed Loans

The Company funded approximately $49.5 million for previously closed loans.

Loan Repayments

The Company received approximately $140.5 million from loan repayments, including $65.0 million from a pari passu loan syndication.

Commercial Mortgage-Backed Securities

In October 2019, the Company acquired $94.0 million of investment grade rated available-for-sale CMBS securities in connection with a newly-implemented cash management strategy.

Financing Activities

The Company net borrowed $106.9 million under its financing agreements.

Corporate Activities

Dividends

In October 2019, the Company paid $24.7 million in dividends on its common and special voting preferred stock, or $0.43 per share, with respect to the third quarter of 2019, to stockholders of record on September 30, 2019.

Teleconference Details:
The Company will host a conference call to discuss its financial results on Thursday, October 31, 2019 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter 2019 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10134982.
Webcast:
The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.
Supplemental Information
The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter ended September 30, 2019 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.
About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with an over 40-year history of leadership, innovation and investment excellence and $208.4 billion of assets under management as of September 30, 2019.
Additional information can be found on the Company’s website at www.kkrreit.com.
Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; adverse legislative or regulatory developments; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and the Company’s relationship with our Manager; KKR controls the Company and its interests may conflict with those of the Company’s stockholders in the future; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I—Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Michael Shapiro
Tel: +1-888-806-7781(U.S.) / +1-646-901-5920
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller or Cara Major
Tel: +1-212-750-8300
media@kkr.com

Definitions:

"Loan-to-value ratio": Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

"Internal Rate of Return": IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by our Manager taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown.

"Core Earnings" and "Net Core Earnings": Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. The Company also uses Core Earnings to determine the management and incentive fees it pays to its Manager. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to our Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between our Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to our Manager.

The Company believes that providing Core Earnings and Net Core Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company’s business. Core Earnings and Net Core Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2019	December 31, 2018(A)
Assets
Cash and cash equivalents	$74,517	$86,531
Commercial mortgage loans, held-for-investment, net	5,077,038	4,001,820
Equity method investments, at fair value	37,230	30,734
Accrued interest receivable	17,929	16,178
Other assets	4,720	3,596
Commercial mortgage loans held in variable interest entities, at fair value	—	1,092,986
Total Assets	$5,211,434	$5,231,845

Liabilities and Equity
Liabilities
Secured financing agreements, net	$3,038,591	$1,951,049
Collateralized loan obligation, net	802,692	800,346
Convertible notes, net	138,725	137,688
Loan participations sold, net	65,000	85,465
Accounts payable, accrued expenses and other liabilities	3,241	4,529
Dividends payable	24,972	25,097
Accrued interest payable	9,447	7,516
Due to affiliates	4,695	4,712
Variable interest entity liabilities, at fair value	—	1,080,255
Total Liabilities	4,087,363	4,096,657

Commitments and Contingencies

Temporary Equity
Redeemable preferred stock	2,102	2,846

Permanent Equity
Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of September 30, 2019 and December 31, 2018)	—	—
Common stock, 300,000,000 authorized (57,423,911 and 57,596,217 shares with par value of $0.01 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	574	576
Additional paid-in capital	1,166,016	1,163,845
Accumulated deficit	(8,663)	(225)
Repurchased stock, 1,862,689 and 1,649,880 shares repurchased as of September 30, 2019 and December 31, 2018, respectively	(35,958)	(31,854)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,121,969	1,132,342
Total Permanent Equity	1,121,969	1,132,342
Total Liabilities and Equity	$5,211,434	$5,231,845
(A)    Derived from the audited consolidated financial statements as of December 31, 2018.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net Interest Income
Interest income	$74,223	$62,944	$51,895	$201,918	$123,952
Interest expense	45,596	37,089	23,337	117,527	52,825
Total net interest income	28,627	25,855	28,558	84,391	71,127

Other Income
(Loss) gain on sale of investments	(429)	—	—	(2,759)	13,000
Change in net assets related to CMBS consolidated variable interest entities	544	(1,551)	379	1,665	2,460
Income from equity method investments	1,321	868	747	3,314	2,084
Other income	853	671	476	2,006	1,239
Total other income (loss)	2,289	(12)	1,602	4,226	18,783

Operating Expenses
General and administrative	2,704	2,781	1,653	7,846	6,002
Management fees to affiliate	4,280	4,288	4,164	12,855	12,016
Incentive compensation to affiliate	—	1,145	3,286	2,098	3,286
Total operating expenses	6,984	8,214	9,103	22,799	21,304

Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	23,932	17,629	21,057	65,818	68,606
Income tax expense (benefit)	77	280	85	366	227
Net Income (Loss)	23,855	17,349	20,972	65,452	68,379
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	—	—	—	—	63
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	23,855	17,349	20,972	65,452	68,316
Preferred Stock Dividends and Redemption Value Adjustment	238	(32)	151	(251)	395
Net Income (Loss) Attributable to Common Stockholders	$23,617	$17,381	$20,821	$65,703	$67,921

Net Income (Loss) Per Share of Common Stock
Basic	$0.41	$0.30	$0.37	$1.14	$1.26
Diluted	$0.41	$0.30	$0.37	$1.14	$1.25
Weighted Average Number of Shares of Common Stock Outstanding
Basic	57,420,140	57,412,522	55,903,126	57,406,802	54,111,272
Diluted	57,549,066	57,507,219	55,921,655	57,511,292	54,132,331

Dividends Declared per Share of Common Stock	$0.43	$0.43	$0.43	$1.29	$1.26